                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement            / /  Confidential, for Use of the Commission
                                                 Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           BEEBA'S CREATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                            BEEBA'S CREATIONS, INC.

                               9220 Activity Road
                          San Diego, California  92126
                         _____________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 20, 1995


         Notice is hereby given that the annual meeting of the Shareholders of Beeba's Creations, Inc. (the "Company") will be held at One America Plaza, 600 West Broadway, Suite 2600, San Diego, California, at 4:30 p.m. on December 20, 1995, for the following purposes:

         1.      To elect a board of five Directors.

         2. To approve an amendment to the Company's Articles of Incorporation to change the Company's name to "NITCHES, Inc."

         3. To approve an amendment to the Executive Option Plan to (i) allow Directors to participate in the Plan, (ii) to increase the number of options to purchase Common Stock which may be granted under the Plan by adding options to purchase 50,000 shares of Common Stock, and (iii) restrict the exercise price of options granted under the Plan to not less than the market price of the Company's Common Stock on the date of grant.

         4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants for the fiscal year ended August 31, 1996.

         5. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

         November 10, 1995 is the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

         WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO FILL IN THE ENCLOSED PROXY AND TO SIGN AND FORWARD IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. ANY SHAREHOLDER WHO SIGNS AND SENDS IN A PROXY MAY REVOKE IT BY EXECUTING A NEW PROXY WITH A LATER DATE, BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME BEFORE IT IS VOTED, OR BY ATTENDANCE AT THE MEETING AND VOTING IN PERSON.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF STOCK THAT YOU HOLD. YOUR COOPERATION IN PROMPTLY RETURNING YOUR PROXY WILL HELP LIMIT EXPENSES INCIDENT TO PROXY SOLICITATION.


                                              By Order of the Board of Directors



November 13, 1995                             Linda K. Maskovich, Secretary

                            BEEBA'S CREATIONS, INC.
                               9220 Activity Road
                          San Diego, California  92126
                         _____________________________

                                PROXY STATEMENT
                         _____________________________


         This proxy statement is solicited by and is forwarded in connection with solicitation of proxies by the Board of Directors of Beeba's Creations, Inc. for the annual meeting of shareholders to be held on Wednesday, December 20, 1995. Only shareholders of record at the close of business on November 10, 1995 are entitled to notice of, and to vote at, the meeting. Proxies and proxy statements were first given to shareholders on approximately November 13, 1995. The number of outstanding Common Shares entitled to be voted at the meeting is 1,210,295.

         The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. Approximately three employees of the Company may solicit proxies by telegraph, telephone and personal interviews.

         The Company's Annual Report on Form 10-K for the year ended August 31, 1995 is being sent, simultaneously herewith, to each shareholder of record.
The Annual Report on Form 10-K is not incorporated in this Proxy Statement and is not to be considered a part of the proxy soliciting material.

         The Company's management knows of no matter to be brought before the meeting other than those matters mentioned herein. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

                           PROPOSALS OF SHAREHOLDERS

         For proposals of shareholders to be included at the 1996 annual meeting of shareholders, anticipated to be held in January, 1997, such proposals must be received by the Company not later than August 15, 1996. The acceptance of such proposals is subject to Securities and Exchange Commission guidelines.

                                     VOTING

         Each shareholder of record is entitled to one vote for each share held on all matters to come before the meeting, except that shareholders may have cumulative voting rights with respect to the election of Directors. All proxies which are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on. An abstention from voting or a broker non-vote is not counted in the voting process under California law. The proxy process does not permit shareholders to cumulate votes. No shareholder can cumulate votes unless the candidate or candidates' names for which such votes are to be cast have been placed in nomination prior to voting and a shareholder has given notice of the shareholder's intention to cumulate the shareholder's votes at the meeting and prior to the voting. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Management does not, at this time, intend to give notice of cumulative voting or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given in proper format at the meeting, in which instance management intends to cumulatively vote all of the proxies held by it in favor of the nominees for office as set forth herein. In the event cumulative voting shall be utilized, each shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares voted, to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder wishes. The candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected. Only shareholders of record at the close of business on November 10, 1995 are entitled to notice of, and to vote at, the meeting. Shareholders may revoke any proxy before it is voted by attendance at the meeting and voting in person, by executing a new proxy with a later date, or by giving written notice of revocation to the Secretary of the Company.

         The shares represented by proxies which are returned properly signed will be voted in accordance with the shareholders' directions. If the proxy card is signed and returned without direction as to how they are to be voted, the shares will be voted as recommended by the Board of Directors.

                  ELECTION OF THE DIRECTORS OF THE COMPANY AND
                 INFORMATION CONCERNING DIRECTORS AND EXECUTIVE
                            OFFICERS OF THE COMPANY

         The Directors of the Company are elected annually and hold office until the next annual meeting of shareholders and until their successors shall have been elected and shall have qualified. In the event any nominee is unable to or declines to serve as Director at the time of the annual meeting, the proxy will be voted for a substitute selected by the Board of Directors. Management has no reason to believe, at this time, that the persons named will be unable, or will decline, to serve if elected.

         During fiscal year 1995 the Board held 8 meetings. The Company has standing Audit and Compensation Committees. The Company does not have a Nominating Committee. The Audit Committee, which oversees the financial affairs of the Company and meets with the independent auditors, consists of Mr. Henderson and Mr. Price. The Audit Committee did not meet during fiscal 1995. The Compensation Committee, which sets executive compensation and bonuses and authorizes the issuance of stock options, consists of Mr. Waney, Mr. Henderson and Mr. Price and met during fiscal 1995 on three occasions. During fiscal 1995, all directors attended at least 75% of the meetings of the Board and the Board Committee of which they were members. All directors who are not also employees of the Company receive $12,000 annually, plus $1,000 for attendance at each Board of Directors and Committee meeting and reimbursement of reasonable expenses. The $1,000 fee is not paid for attendance at a Committee meeting that is held on the same day the Board of Directors meets.

         Directors and executive officers are elected annually. The following table sets forth certain information with respect to the Directors, all of whom are also nominees, and executive officers of the Company.

         The Board recommends that the shareholders vote "FOR" all five nominees listed below.

DIRECTORS AND NOMINEES

                  NAME               AGE     POSITION
                  ----               ---     --------
             Arjun C. Waney          55      Chairman of the Board of Directors
             Steven P. Wyandt        51      Director, President and Chief Executive Officer
             Luther A. Henderson     75      Director
             William L. Hoese        58      Director
             Eugene B. Price II      53      Director

EXECUTIVE OFFICER

             Thomas P. Baumann       44      Vice President, Chief Financial Officer and Assistant
                                               Secretary

         Mr. Waney has been a director of the Company since 1973. From 1973 until October 1987, when he was elected Chairman of the Company's Board of Directors, Mr. Waney was the President of the Company. From October, 1991 to November, 1993, Mr. Waney was also a director of Body Drama, Inc., which, at the time, was a publicly held majority-owned subsidiary of the Company.

         Mr. Wyandt was elected as a director in 1989. He has been President of the Company since 1987. Mr. Wyandt is also a director and Chairman of Body Drama, Inc., a wholly-owned subsidiary of the Company.

         Mr. Henderson has been a director of the Company since 1981. Since prior to 1980, he has been President of Pirvest, Inc., which is engaged in private investing. Since 1990, he has been Chairman of Medical Ventures, Inc.,
which owns and operates medical resonance imaging equipment centers.   He is
also a director of Ridgewood Properties, Inc., which owns and operates mobile home parks, and The Leather Factory which sells leather furniture.

         Mr. Hoese has been a director since 1995. Since November 1994, he has been Vice President and General Counsel of American Tool Companies, Inc., a privately-held manufacturer of hand tools and power tool accessories. For 28 years prior to 1994, Mr. Hoese was a partner with Luce, Forward, Hamilton & Scripps, counsel to the Company.

         Mr. Price has been a director of the Company since 1973. From 1973 until he retired in May 1987, Mr. Price was a Vice President of the Company with primary responsibilities in sales and administration. He is currently President of Trinidad Tees, an importer of cotton clothing.

         Mr. Baumann has been Vice President and Chief Financial Officer of the Company since 1985 and Assistant Secretary since 1987.

                           COMPENSATION AND BENEFITS

         The compensation and benefits program of the Company is designed to attract, retain and motivate employees to operate and manage the Company for the best interests of its constituents.

         Executive compensation is designed to provide incentives for those senior members of management who bear responsibility for the Company's goals and achievements. The compensation philosophy is based on a base salary, with opportunity for significant bonuses to reward outstanding performance, and a stock option program.

EXECUTIVE OFFICER COMPENSATION

         The following tables and notes show the compensation provided to the Chief Executive Officer and the other most highly compensated executive officers, who served as such at the end of fiscal 1995 and whose annual compensation exceeds $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                                                             --------------------------------
                                              ANNUAL COMPENSATION                    AWARDS             PAYOUTS
                                           -------------------------       -------------------------    --------
                                                                                          Securities
                                                                Other      Restricted     Underlying
                                                                Annual        Stock        Options/       LTIP
        Name/Title                       Salary     Bonus       Comp.(2)     Awards          SARs       Payouts     All Other
            Year                          $(1)        $           $            $            #(3)           $          Comp.
        ------------------------         ------     ------     -------      ---------      -------      -------     --------
        Arjun C. Waney
            Chairman                     250,000         --          --            --            --          --           --
               1995                           --         --          --            --            --          --           --
               1994                      104,170         --          --            --            --          --           --
               1993

        Steven P. Wyandt
            Chief Executive Officer
            and President
               1995                      168,173         --       1,500            --            --          --           --
               1994                      185,147         --       4,854            --            --          --           --
               1993                      187,438         --      26,625            --            --          --           --

        Thomas P. Baumann
            Chief Financial Officer
               1995                      120,100     24,000          --            --            --          --           --
               1994                      133,551         --          --            --            --          --           --
               1993                      127,672         --      11,000            --            --          --           --


___________

(1) Includes the Company's matching contributions to the Retirement Savings Plan during the year.

(2) Consists entirely of the Company's matching contributions to the Employee Stock Purchase Plan during the year.

(3) There were no options granted in the last three fiscal years and no options were repriced in the last fiscal year.

              AGGREGATED OPTION SAR/EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUE

                                                                                                    VALUE OF UNEXERCISED
                                                                     NUMBER OF SECURITIES            "IN THE MONEY"
                                                                    UNDERLYING UNEXERCISED         OPTIONS/SARS AT FISCAL
                                     SHARES                         OPTIONS/SARS AT FISCAL                YEAR-END(1)
                                   ACQUIRED ON       VALUE                 YEAR-END                           $
                                    EXERCISE        REALIZED        ______________________         ______________________
         NAME                         #(2)            $(3)
                                                                   EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
         -------------------       ----------      ----------       -----------------------        -----------------------
         Steven P. Wyandt              --              --                  59,850/--                        0/--

         Thomas P. Baumann             --              --                  38,150/--                        0/--


________________
(1) All options granted at 100% of Fair Market Value. Optionees may satisfy the exercise price by submitting currently owned shares, in-the-money options and/or cash.

(2) Fair Market Value of underlying security at exercise minus exercise price.

(3) Calculated based upon the August 31, 1995 Fair Market Value share price of $6.50 less the share price to be paid upon exercise.


         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for setting base compensation, awarding bonuses and setting the number and terms of options for the executive officers. A majority of the Committee members are not eligible to participate in any of the Company's compensation programs.

         Compensation Committee Interlocks and Insider Participation. The Committee consists of Arjun C. Waney, Luther A. Henderson and Eugene B. Price
II. Mr. Waney is currently the Chairman of the Company and is eligible to receive a salary and bonus. He was, until 1989, President of the Company. Mr. Henderson was Chairman of the Company from 1981 until 1989, but did not receive a salary for such service. Mr. Price was, until 1987, a Vice President of the Company.

         Discussion. The Company's compensation structure is designed with the fundamental philosophy of providing executives with an interest in both the Company's short and long term profitability. The Company's executive officer compensation program consists of a base salary component, a component providing the potential for an annual bonus based on overall Company performance, and a component providing the opportunity to earn stock options based on overall Company performance or individual performance that focus executive officers on building shareholder value through meeting longer-term financial and strategic goals.

         The Committee establishes base salaries for executive officers at a modest level which it believes are sufficient to attract and retain such executives. Bonuses, which can be a significant component of overall compensation, have been awarded in light of an executive's specific accomplishments for the year or significant participation in an extraordinary corporate transaction which has produced value to the Company. Bonuses have not traditionally been awarded in relation to any pre-set financial performance targets. In May, 1995, the Company entered into Employment Agreements with its key executive officers which do provide for a formula bonus based exclusively upon achieving specified levels of pretax income. The Employment

Agreements are discussed in more detail below. The Company's stock option awards are designed to compliment the annual incentive program, by providing an interest in long-term profitability. In past years, option grants have been most frequently awarded at the inception of employment as an inducement to attract key employees.

         Because of the Company's relatively disappointing performance in fiscal 1994, no bonuses were paid to executive officers, and certain executive officers took a voluntary base salary cut beginning in the 1994 fiscal year. Since the Company continued to experience disappointing performance for fiscal 1995, the Committee determined not to grant options to any executive officer. The Committee did award a bonus to Mr. Baumann in fiscal 1995 in recognition of his extraordinary efforts in connection with the disposition of the Company's junior, girls and maternity product lines.

Compensation Committee.  Arjun C. Waney, Luther A. Henderson, Eugene B. Price
II.

Employment Agreements

         The Company has entered into Employment Agreements with Mr. Arjun C. Waney, Mr. Steven P. Wyandt and Mr. Thomas P. Baumann, effective as of May 9, 1995. The Agreements for each are substantially similar in form. Pursuant to the Agreements, Mr. Waney will serve as Chairman of the Company, Mr. Wyandt will serve as President of the Company, and Mr. Baumann will serve as Chief Financial Officer of the Company. The Agreements provide for a base annual salary of $250,000, $180,000 and $120,000, respectively for each of Messrs. Waney, Wyandt and Baumann, or a higher amount as the Board of Directors may determine.

         In addition to base salary, each executive officer is entitled to a bonus under certain conditions. For fiscal year 1995, bonuses shall be paid in the discretion of the Board of Directors. For fiscal year 1996, the bonus will be paid in an amount not less than 9.09%, 6.55% and 4.36% of the excess of the pretax book income of the Company (exclusive of the bonus) over $1,500,000, respectively, for each of Messrs. Waney, Wyandt and Baumann. The same formula applies for the bonuses for fiscal years ending 1997 and 1998, however, $1,800,000 is substituted for $1,500,000.

The Agreements expire on August 31, 1998. In the event that the Company liquidates prior to August 31, 1996, each executive will receive any salary remaining through the end of the term of the Employment Agreement and in the event that a liquidation occurs after August 31, 1996, the executives will receive an additional one year salary. In the event the executives are terminated without cause, the executives will receive the salary remaining through the end of the term of the Employment Agreement, a pro rata portion of his bonus and continuation of certain employee benefits.

                               PERFORMANCE GRAPH

         The following graph compares the performance of the Company for the five-year period ending August 31, 1995 with the performance of the NASDAQ market index and the average performance of companies consisting of the Dow Jones Clothing and Fabrics group, which for this year numbered 60 companies, which group is published by Media General Financial Services. The index reflects reinvested dividends and is weighted by the sum of the closing price times the shares outstanding divided by the total shares outstanding for the group.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET


 COMPANY                                                     FISCAL YEAR ENDING

                                                  1990          1991         1992          1993         1994          1995
 Beeba's Creations, Inc.                           100         197.41       208.61        143.46        78.33        127.29

 Industry Index                                    100         147.12       176.77        171.10       163.89        163.63

 Broad Market                                      100         113.67       115.60        150.49       164.43        195.65





                     ASSUMES $100 INVESTED ON SEP. 1, 1990
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDING AUG. 31, 1995

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of October 31, 1995, (June 30, 1995 for shares owned in the Retirement Savings Plan and October 31, 1995 for shares owed in the Employee Stock Purchase Plan) certain information with respect to the beneficial ownership of Common Stock by (a) each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, (b) each of the Company's directors and (c) all directors and officers as a group. Except as noted below, to the best of the Company's knowledge, each of such persons has sole voting and investment power with respect to the shares beneficially owned.


        NAME AND ADDRESS OF
        BENEFICIAL OWNER                                SHARES                     PERCENT OF CLASS
        ----------------------                          ------                     ----------------
        Arjun C. Waney                                  229,075                         18.93%
        9220 Activity Road
        San Diego, CA 92126

        Grace & White, Inc.(1)                          168,240                         13.90%
        515 Madison Avenue, Suite 1700
        New York, NY  10022

        Luther A. Henderson(2)                           85,986                          7.10%
        5608 Malvey Ave., #104A
        Ft. Worth, TX 76107

        Steven P. Wyandt                                 26,335                          2.13%
        9220 Activity Road
        San Diego, CA 92126

        Eugene B. Price II                               21,782                          1.80%
        9220 Activity Road
        San Diego, CA 92126

        All directors and current                       371,809                         29.95%
        officers as a group (7 persons)(3)


_____________________

(1) The Company has been advised by Grace & White, Inc. that as of October 5, 1995, it owned 168,240 shares of Company common stock as to which it had sole dispositive power, but had sole voting power on only 8,584 of such shares.

(2) The shares attributed to Mr. Henderson are held in the name of Pirvest, Inc., a corporation in which Mr. Henderson owns 100% of the outstanding common stock.

(3) This number includes 31,050 shares as to which certain officers have the right to acquire beneficial ownership by exercising options which were granted pursuant to the Plans.

                              CERTAIN TRANSACTIONS

         Late in calendar 1995, the Company intends to move its warehouse and administrative offices to a 30,000 square foot facility owned by Kuma Sport, Inc., a California corporation. Arjun C. Waney, Chairman of the Company is a 40% shareholder of Kuma Sport, Inc. Mr. Waney has also guaranteed payments on a SBA loan which encumbers the Kuma Sport, Inc. warehouse. The Company will pay, on a month-to-month basis, rent of $15,000 to Kuma Sport, Inc., which it believes is consistent with the fair market rental value of the facility.

         Certain employees of Kuma Sport, Inc. will also perform warehouse and related services for the Company at the new facilities. The Company will reimburse Kuma Sport, Inc. for such services at cost. The Company believes that the expenses incurred by Kuma Sport, Inc. are consistent with the costs typically paid for such services in the industry.

                    PROPOSAL TO CHANGE THE COMPANY'S NAME TO
                                "NITCHES, INC."

         On August 22, 1995, the Company completed the sale of its junior, girls and maternity woven and knit tops and bottoms product lines. Among the assets transferred in that transaction was the right to use the name "Beeba's Creations, Inc.," and as part of that transfer the Company agreed to submit a proposal to its shareholders to change its corporate name away from "Beeba's Creations, Inc." Whether or not the shareholders approve the proposal, the Company has agreed to permit the buyer of those assets to operate under the name "Beeba's Creations, Inc."

         The Company does not currently use the name "Beeba's Creations, Inc." in connection with any specific product lines or labels, and does not anticipate doing so in the future. The Company has used the name solely as its corporate name, which is reflected on contracts with vendors and suppliers, purchase orders, including purchase orders and invoices, and on stock market reports.

         The board now proposes to amend Article 1 of the Company's articles of incorporation to read:

         "The name of the corporation shall be NITCHES, Inc."

         If this proposal is adopted by the shareholders, the board of directors will authorize the officers of the Company to file such an amendment with the California Secretary of State. In addition, notification of the name change will be filed with the Securities and Exchange Commission and the National Association of Securities Dealers. The Company has currently requested a new trading symbol, which will be used upon effectiveness of the name change, and has reserved the symbol "NICH".

         Changing the corporate name will not affect the rights or obligations of the Company with respect to its existing contractual obligations, nor will it impact third parties' obligations with respect to the Company. Similarly, it will not impact the Company's ability to use its current tradename and trademarks.

         Adoption of this proposal requires the affirmative vote of a majority of the shares voting at the meeting.

         The Board of Directors recommends that shareholders vote "FOR" this proposal.

                         APPROVAL OF AMENDMENTS TO THE
                             EXECUTIVE OPTION PLAN

         This proposal seeks shareholder approval of an amendment to the Company's Executive Option Plan (the "Executive Plan") to (i) allow Directors to participate in the Executive Plan, (ii) increase the number of options which may be granted under the Executive Plan by adding a total of 50,000 options to the Executive Plan, and (iii) restrict the exercise price of options granted under the Executive Plan to not less than the market price of the Company's Common Stock on the date of grant. The amended Executive Plan is attached as Exhibit A.

         The Executive Plan was first approved by shareholders in 1991. The Executive Plan was originally adopted to give the Board of Directors the flexibility to issue to key executives options to purchase Common Stock of the Company at a discount from fair market value but in no event less than 50% of such value on the date of grant. The principal amendments to the terms of the Executive Plan are the inclusion of directors among those eligible to participate and the elimination of the ability to issue options at a discount to fair market value. As of November 1, 1995, the Company had six executives and directors who could be considered for a grant of such options. None of the executives and directors are currently participating in the Executive Plan.

         Unlike the Company's Incentive Stock Option Plan, there is no Internal Revenue Code requirement for the approval of the Executive Plan by the Shareholders. Section 16(b) of the Securities Exchange Act of 1934 ("Exchange Act") provides that any profit realized by an officer, director or principal shareholder of a company from the purchase and sale or the sale and purchase in any six-month period of any class of equity security of such company registered under the Exchange Act is recoverable by the company. Securities and Exchange Commission Rule 16b-3 exempts from Section 16(b) certain acquisitions and dispositions in connection with specified types of employee benefit plans such as the Executive Plan, which have been approved by the shareholders. As a condition to the availability of this exemption, any material modification of eligibility requirements or increase in the number of shares issuable under the Executive Plan must be approved by the shareholders in a proxy solicitation of this type.

         The Executive Plan is administered by a Committee of the Board. Assuming the proposal is adopted, the Committee has the authority under the Executive Plan to designate the executives and now directors eligible to participate in the Executive Plan, to prescribe the terms of awards, to interpret the Executive Plan, to determine the amount (which may not be less than fair market value) and nature of the consideration to be paid upon the exercise of an option, and to make all other determinations for administering the Executive Plan. The shares to be issued pursuant to the Executive Plan will be registered on Form S-8 Registration Statement to be filed with the Securities and Exchange Commission following approval of shareholders of this proposal.

         The following is a general description, based on existing law, of the more significant Federal income tax consequences relating to Executive Plan options.

         The Executive Plan is neither qualified under the provisions of
Section 401(a) of the Code, nor subject to any of the provisions of the Employee Retirement Income Security Act of 1974. An optionee who receives an Executive Plan option will not recognize taxable income upon the grant of that option. An optionee will recognize ordinary income upon the exercise of an Executive Plan option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.

         If the sale of the Common Stock could subject the optionee to liability under Section 16(b) of the Exchange Act, the optionee generally will recognize ordinary income only on the date that the optionee is no longer subject to such liability in an amount equal to the fair market value of the common shares on such date less the option price. Such optionee may, nevertheless, elect under Section 83 of the Code within 30 days of exercise to recognize ordinary income in the amount by which the fair market value of such shares on the date of exercise exceeds the option price.

         Any gain realized which is attributable to appreciation in the value of such shares after the exercise date will be considered capital gain rather than ordinary income. Any loss realized which is attributable to depreciation in the value of such shares after the exercise date will be considered a capital loss.

         The ordinary income recognized by an employee with respect to the exercise of an Executive Plan option will be subject to both wage withholding and employment taxes. An optionee's tax basis in the shares received on exercise of such an option will be equal to the amount of any cash paid by the optionee on exercise, plus the amount of ordinary income recognized as a result of the receipt of such shares. The holding period for such shares would begin on the date of exercise or, in the case of an individual who would be subject to Section 16(b) of the Exchange Act liability who does not make a Section 83 election, on the earlier of (i) six months after the exercise, or (ii) the earliest date on which such person may sell such shares at a profit without being subject to liability under Section 16(b) of the Exchange Act. The holding period for shares subject to a Section 83 election would begin just after the date of exercise. A deduction for Federal income tax purposes will be allowed to the Company in an amount equal to the ordinary income taxable to an optionee upon exercise, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and further provided that the Company satisfied its withholding obligation, if any, with respect to such income.

         Adoption of this proposal requires the affirmative vote of a majority of the shares voting at the meeting.

         The Board recommends that shareholders vote "FOR" approval of the Executive Plan.

                     RATIFICATION OF SELECTION OF AUDITORS

Based upon the recommendation of the Audit Committee, the Board of Directors has authorized the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as auditors for the fiscal year ended August 31, 1996. A representative of Deloitte & Touche LLP will be present at the shareholders' meeting and will have the opportunity to make a statement if he or she desires to do so. Further, the representative of Deloitte & Touche LLP will be available to respond to appropriate questions.

         The Board of Directors recommends that shareholders vote "FOR" this proposal.

                                  OTHER ITEMS

         THE COMPANY, ON WRITTEN REQUEST OF ANY PERSON BEING SOLICITED BY THIS PROXY STATEMENT, SHALL PROVIDE, WITHOUT CHARGE TO SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO), REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, FOR THE COMPANY'S MOST RECENT FISCAL YEAR. WRITTEN REQUESTS SHOULD BE DIRECTED TO:

                            BEEBA'S CREATIONS, INC.
                               9220 ACTIVITY ROAD
                          SAN DIEGO, CALIFORNIA  92126
                         ATTENTION:  THOMAS P. BAUMANN


                                       By Order of the Board of Directors



                                       __________________________________
                                       Linda K. Maskovich, Secretary


San Diego, California
November 13, 1995

                                   EXHIBIT A



                            BEEBA'S CREATIONS, INC.
                             EXECUTIVE OPTION PLAN
                                   Effective
                                October 16, 1995


         1. Purpose of the Plan. The purpose of this Executive Option Plan (the "Plan") is to serve as an incentive to, and to encourage stock ownership by, selected executive employees and Directors of the Board of Beeba's Creations, Inc., a California corporation or its parent or subsidiary corporations, (collectively the "Company"), so that they may participate in the Company's growth and profitability and to induce them to remain in the employ or serve on the Board of Directors of the Company. The Plan is not intended to qualify under any relevant section of the Internal Revenue Code.

         2. Administration. Subject to the authority of the Company's Board of Directors, the Plan shall be administered by a Committee appointed by the Board of Directors (the "Committee"), consisting of at least two independent directors who shall serve at the pleasure of the Board of Directors and all of whom shall be disinterested within the meaning of Securities and Exchange Commission Rule 16b-3 to the extent possible. If no Committee has been appointed, the Board of Directors shall be the Committee. Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion, to determine which employees or members of the Board of Directors of the Company shall receive Options for the purchase of shares under the Plan ("Options"), the time when Options shall be granted, the terms of such Options (which may differ from one another to the extent not inconsistent with this Plan), and the number of shares to be subject to Options. Acts by a majority of the Committee in a meeting at which a quorum is present and consents in writing by a majority of the members of the Committee shall be valid acts of the Committee. The Committee shall have authority to do everything necessary or appropriate to administer the Plan, including, without limitation, interpreting the provisions of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees. No member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

         3. Eligible Participants. All executive employees or members of the Board of Directors of the Company or any parent or subsidiary corporation of the Company (including subsidiaries which become such after the adoption of the Plan) who are selected by the Committee shall be eligible to participate in the Plan. In determining the executives or Board Member to whom Options are to be granted and the terms of the Options, the Committee may consider all relevant factors, including but not limited to, the following: the office or position of the executive or Board Member and his or her degree of responsibility for growth and success of the Company; length of service; remuneration; promotions; and potential performance. No person shall be granted an Option under the Plan unless, on the date of grant, such person is an executive employee or member of the Board of Directors of the Company.

         4. Stock Subject to the Plan. The stock subject to the Plan shall be shares of the Company's authorized but unissued or acquired or reacquired common stock. Subject to the provisions of Sections 5.6, 5.7 and
5.8 of the Plan, the maximum aggregate number of shares for which Options may be granted and sold under the Plan is 200,000. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, then unpurchased shares subject thereto shall again be available for purposes of this Plan.

         5. Terms and Conditions of Options. Any Option granted pursuant to the Plan shall be evidenced by an agreement in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

                 5.1 Number of Shares. Each Option shall state the number of shares to which it pertains.

                 5.2 Option Exercise Price. Each Option shall state the Option exercise price. The Option exercise price shall be determined by the Committee, but in no event shall the price be less than the stock's fair market value on the date of the grant.

                 5.3 Method of Exercise. An Option shall be exercised by the delivery of both written notice (on a form to be adopted by the Committee) of exercise to the Company at its principal place of business by the person entitled to exercise the Option and payment for the shares with respect to which the Option is exercised. Payment shall be by bank certified or cashier's check. Until an optionee becomes a shareholder of record, no right to vote or to receive dividends or any other rights as a shareholder shall exist with respect to shares notwithstanding the exercise of the Option. No adjustment shall be made for dividend or other rights as to which the record date precedes the date the optionee becomes a shareholder of record, except as provided in
Section 5.7. Options may not be exercised as to fractional shares. As soon as reasonably practicable after receipt by the Company of a notice of exercise, the Company shall deliver to the optionee at the principal office of the Company, or at such other appropriate place as may be determined by the Committee, a certificate or certificates for shares of stock with respect to which the Option is exercised. Notwithstanding the foregoing, the Company may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any national or other securities exchange. In the event an Option shall be exercisable by any person other than the optionee, the required notice under this section 5.3 shall be accompanied by appropriate proof of the right of such person to exercise the Option.

                 5.4 Option Exercise Period. Each Option granted under the Plan shall be exercisable and shall expire on a date, or in installments, as fixed by the Committee, and shall contain such other terms as may be determined by the Committee and as set forth in the stock option agreement.

                 5.5 Term of Options. The term of an Option granted to an employee or Board Member under this plan is to be determined by the Committee and shall be set forth in the stock option agreement. The Committee may, among other things, provide for the termination of any Option in the event the optionee leaves the employ or ceases to be a director of the Company for any reason. If such a provision is contained in the stock option agreement, then notwithstanding that provision:

                               (i)     In the event of termination of
employment or service on the Board of Directors of an optionee due to the optionee's death, the personal representatives of the optionee or any person or persons to whom the rights of the optionee under such Options pass by will or by the applicable laws of descent and distribution (collectively "Representatives") may, at any time within a period of six months after the death of such optionee, exercise any or all of such Option rights to the extent such Option rights are exercisable on the date of death of such optionee; and

                              (ii)     In the event termination of optionee's
employment or service on the Board of Directors is due to the disability of the optionee (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986), the optionee, or if the optionee thereafter dies, the Representatives may, at any time within a period of six months after the optionee's termination of employment or service on the Board of Directors, exercise any or all of such Option rights to the extent such Option rights are exercisable on the date of the termination of employment or service on the Board of Directors. The Committee shall determine whether an authorized leave of absence, absence for military or governmental service or disability shall constitute termination of employment for purposes of this Section 5.5. Such determination shall be subject to review by the Board of Directors.

                 5.6 Recapitalization. Subject to any required action by the Company's shareholders, the number of shares of stock which may be purchased upon the exercise of each outstanding Option, and the exercise price per share set forth in such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of stock of the Company resulting from any subdivision or consolidation of shares, the payment of a stock dividend, or any other transaction in which the company increases or decreases its issued shares but does not receive payment for such shares. Any fraction of a share subject to an Option that would otherwise result from an adjustment pursuant to this Section 5.6 shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such Option.

                 5.7 Mergers or Dissolution. Subject to any required action by the Company's shareholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities and other property to which a holder of the number of shares of the Company's stock subject to the Option would have been entitled in such merger or consolidation. Unless the obligations under the Options are assumed by the surviving corporation, a dissolution or liquidation of the Company or a merger or a consolidation in which the Company is not the surviving corporation shall cause each outstanding Option to terminate; provided, however, that if the Company's obligations under the Option are not assumed by the surviving corporation, each optionee shall have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise all Options held by such optionee in whole or in part, whether or not then exercisable under the terms of the option agreement. If the Company should be consolidated with, or merged into, any other corporation, or if the Company should sell or transfer substantially all of its assets, or if any other similar event affecting shares of stock of the Company should occur, and if the acquiring corporation assumes the Company's obligations under the Options granted under this Plan, then each optionee shall be entitled thereafter to purchase shares of stock and other securities and property in the kind and amount, and at the price, to which the optionee would have been entitled had the optionee's Option been exercised prior to such event.

                 5.8 Adjustments by Committee. To the extent that the adjustments set forth in Sections 5.6 and 5.7 relate to stock or securities of the Company, such adjustments shall be made by the Committee. The determination of the Committee shall be final, binding and conclusive. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

                 5.9 Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options to the extent not exercised and authorize the granting of new Options and substitutions therefor.

                 5.10 Withholding Taxes. Notwithstanding anything else to the contrary in the Plan or any stock option agreement, the exercise of any Option shall be conditioned upon payment by such optionee in cash, or other provisions satisfactory to the Committee for payment by the optionee, to the Company of all local, state and federal withholding taxes applicable, in the Company's judgment, to the exercise, or the later disposition of shares acquired upon exercise, of an Option.

                 5.11 Reports to Optionees. The Company shall provide financial and other information regarding the Company to each optionee at least annually while such optionee's Option is outstanding. Such financial and other information shall be the information regularly provided by the Company to each of its shareholders, and shall be provided to such optionee when and substantially in the manner provided to the Company's shareholders.

                 5.12 Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option and sale of stock acquired upon exercise of the Option, as the Committee and the Board of Directors shall deem advisable.

         6. Non-Assignability of Options. Options granted under the Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of an optionee only by such optionee. For purposes of the Plan, the term "optionee" shall be deemed to include representatives.

         7. Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect until terminated pursuant to Section 8. In no event shall Options be granted under the Plan after its termination.

         8. Amendment or Termination of the Plan. The Board of Directors may amend the Plan from time to time. The Board of Directors may terminate the Plan at any time. Any such termination shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been terminated.

         9. Application of Funds. The proceeds received by the Company from the sale of stock pursuant to Options granted under the Plan shall be used for general corporate purposes.

         10. Securities Law Compliance. The committee may, in its discretion, cause the Plan, Options issued hereunder and the shares to be offered pursuant to Options granted hereunder to be registered and/or qualified in accordance with the applicable regulations under the Securities Act of 1933, as amended, and the California Corporate Securities Law of 1968, as amended.
If the Company has not so registered and qualified the plan and such Options and shares, the Company may, as a condition to the exercise of any portion of an Option, require the employee exercising such Option to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the securities Act of 1933, as amended, or any other applicable federal or state law, or any regulation or rule of any governmental agency, and for this purpose may require such other representations as the Company reasonably may deem to be necessary. Notwithstanding any provision of the Plan to the contrary, the Company shall not be obligated to grant any Option under the Plan or to sell or issue any shares pursuant to any option agreement executed pursuant to the Plan, and no such grant of Option or sale of shares shall be effective, unless such grant of Option or sale is effectively registered, qualified or exempt from registration and qualification under all applicable federal and state securities laws. The Committee shall have the right to suspend any optionee's ability to exercise any Option granted under the Plan (or any portion thereof) if, but only if, in the Committee's judgment, such suspension is necessary or desirable in order to permit grants of options or sales of the Company's shares under the Plan to qualify for any exemption from the registration and/or qualification requirements of applicable state and federal securities laws. Any such suspension of exercisability shall be for such period or periods as are determined by the Committee. Neither the Company nor the Committee, nor any officers, directors or members thereof, shall have any liability with respect to the non-issuance or failure to sell shares as the result of any suspensions of exercisability imposed pursuant to this section 10.

         11. Reservation of Shares and Common Stock. The Company, during the term of this Plan, shall at all times reserve and keep available an adequate number of shares of common stock, and shall seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of the shares as shall be sufficient to satisfy the requirements of the Plan. Notwithstanding the foregoing, nothing set forth in the Plan shall be construed so as to require the Company to register or qualify any transaction under the Plan or Options issued thereunder with any state or federal governmental agency.

         12. Employment Relationship. Nothing set forth in this Plan or any Option granted hereunder shall be construed so as to (i) in any way limit the right of the Company, its parent or subsidiaries to terminate any optionee's employment or service on the Board of Directors at any time, or (ii) confer upon any optionee any right to continue in the employ of the Company, its parent or subsidiaries.

         13. Definitions. As used in the Plan, the terms "parent" and "subsidiary" shall have the meaning ascribed to them in Section 424 of the Internal Revenue Code of 1986.

         IN WITNESS WHEREOF, the Plan has been adopted by the Board of Directors of the Company on August 22, 1991 and amended by the Board of Directors of the Company on October 16, 1995.


                                       BEEBA'S CREATIONS, INC.


                                       By:___________________________
                                          Steven P. Wyandt, President

                            BEEBA'S CREATIONS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          WEDNESDAY, DECEMBER 20, 1995

    The undersigned hereby appoints Steven P. Wyandt his and/or her proxy with full power of substitution, to vote all of the stock of Beeba's Creations, Inc. the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Beeba's Creations, Inc. to be held at 4:30 p.m. Pacific Standard Time, on Wednesday, December 20, 1995, or at any adjournment thereof, at One America Plaza, 600 West Broadway, Suite 2600, San Diego, California.

The undersigned instructs that the shares of the undersigned be voted as follows:

1.  Election of Directors.    / /  FOR all nominees listed below         / /  WITHHOLD AUTHORITY to vote
                                   (except as marked to the contrary          for all nominees listed below.
                                   below).

            Arjun C. Waney, Steven P. Wyandt, Luther A. Henderson,
                     William L. Hoese, Eugene B. Price II

   (Instructions: To withhold authority for an individual nominee, write the nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. Approval of amendment to Articles of Incorporation to change the Company's name to "Nitches, Inc."

                     / / FOR    / / AGAINST    / / ABSTAIN

3.  Approval of amendments to Executive Option Plan.

                     / / FOR    / / AGAINST    / / ABSTAIN

4. Ratification of the Selection of Deloitte & Touche LLP as Auditors for Fiscal Year 1996.

                     / / FOR    / / AGAINST    / / ABSTAIN

5. The undersigned confers upon the proxy discretion to act upon all other matters that may properly be brought before the annual meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN, BUT IF NO CONTRARY DIRECTION IS MADE IT WILL BE VOTED FOR PROPOSALS 1 THROUGH 4.
                     (Please sign and date on reverse side)

                          (Continued from other side)

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated November 13, 1995.

                                             Dated: _____________________, 199__



                                             -----------------------------------
                                                  SIGNATURE OF SHAREHOLDER



                                             -----------------------------------
                                                  SIGNATURE OF SHAREHOLDER

                                             NOTE: Please sign, date and return
                                             in the enclosed business reply
                                             envelope. Signatures must
                                             correspond with the name(s) shown
                                             on the attached label. Each joint
                                             owner should sign; executors,
                                             administrators, trustees, and other
                                             persons signing in representative
                                             capacity should give full titles.

                                        2